Exhibit 99.1

GREAT ELM CAPITAL GROUP, INC. ANNOUNCES ISSUANCE OF

$30 MILLION CONVERTIBLE NOTES AND NEW BOARD MEMBERS

WALTHAM, MA, February 27, 2020 – Great Elm Capital Group, Inc. (NASDAQ: GEC, the “Company”) announced today that on February 26, 2020 it issued $30 million in aggregate principal of 5.00% convertible senior PIK notes, due 2030 (“the Notes”). Investors in the Notes include the Company’s largest existing shareholders, funds managed by Imperial Capital Asset Management, LLC (“Imperial”) and Northern Right Capital Management LP, as well as specific members of a large alternative asset manager investing in their individual capacities.

The Company also announced that Jason Reese, Chairman and Chief Executive Officer of Imperial, and Eric Scheyer, partner at Magnetar Capital, will join the Company’s Board of Directors (the “Board”). Mr. Reese will join the Board as Executive Co-Chairman alongside Co-Chairman Jeffrey Serota. Said Mr. Reese, “I am excited to work closer with the GEC team to help implement the Company’s ambitious growth plan and to create value for all shareholders.”

“We are pleased to have completed the Notes offering, which we expect will allow the Company to pursue additional acquisition opportunities,” remarked Peter A. Reed, Great Elm’s Chief Executive Officer. “We appreciate the support and commitment of our largest shareholders. We are thrilled to further our business affiliation with Imperial and its affiliated businesses, which include Imperial Capital, LLC, a registered full service broker-dealer that provides extensive investment banking services to institutional investors. We believe Imperial Capital, LLC’s experience, access to deal flow and expertise in capital raising will help us accelerate the growth of our business. Furthermore, we welcome our new investors who have extensive relationships and considerable experience creating long-term value.”

In connection with the new appointments to the Board, one of the Company’s existing directors, H. Steven Wilson, has submitted his resignation, effective February 25, 2020. Said Mr. Reed, “We are extremely grateful for Steve’s service on the Board. We have all benefitted from his experience and insight and wish him the best of luck in his future endeavors.”

Interest on the Notes will be payable semiannually, in kind or in cash at the Company’s option. The Notes may initially be converted at the investors’ option at $3.4722 per share. The Company has the right to cause all of the outstanding Notes to be automatically converted into shares of the Company’s common stock, subject to certain conditions. The Notes have substantially no restrictive covenants. Proceeds from the Notes may be used for general corporate purposes, including funding future acquisitions. The Company has made meaningful progress on its pipeline of acquisition opportunities that it continues to actively pursue.

Neither the Notes, nor any shares of the Company’s common stock issuable upon conversion of the Notes, have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, the common stock potentially issuable upon conversion of the Notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Great Elm Capital Group, Inc.

Great Elm is a publicly-traded holding company that seeks to build a business across three operating verticals: Operating Companies, Investment Management and Real Estate. Great Elm’s website can be found at www.greatelmcap.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements involve risks and uncertainties that may individually or collectively impact the matters described herein. These forward-looking statements include, without limitation, our ability to pursue additional acquisition activities and the impact of Imperial Capital, LLC’s experience, access to deal flow and expertise in raising capital on the growth of our business. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent GEC’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and GEC’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from GEC’s expectations, please see GEC’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to GEC’s financial position and results of operations is also contained in GEC’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov.

Media & Investor Contact:

Investor Relations

+1 (617) 375-3006

investorrelations@greatelmcap.com

3